Exhibit 99.1

Extended Stay America Announces Secondary Offering and Repurchase of Paired Shares

CHARLOTTE, N.C.— December 12, 2016 (BUSINESS WIRE)— Extended Stay America, Inc. and ESH Hospitality, Inc. (NYSE: STAY) (together, the “Company”) today announced an underwritten secondary offering (the “offering”) of 12,500,000 Paired Shares, each Paired Share consisting of a share of common stock of Extended Stay America, Inc. and a share of Class B common stock of ESH Hospitality, Inc., which are attached and trade together as Paired Shares, by certain selling stockholders affiliated with Centerbridge Partners, L.P., Paulson & Co. Inc. and The Blackstone Group L.P. (the “Selling Stockholders”).

As a result of this offering, Centerbridge Partners, L.P., Paulson & Co. Inc. and The Blackstone Group L.P. and their affiliates will cease to own a majority of the Paired Shares and Extended Stay America, Inc. will cease to be a “controlled company” within the meaning of the corporate governance standards of the NYSE.

The Company will not sell any Paired Shares in the offering and will not receive any proceeds from the offering. In addition, none of the Company’s officers or directors are selling any Paired Shares beneficially owned by them in the offering.

Citigroup will act as the underwriter for the offering. The offering will be made only by means of a prospectus and related prospectus supplement, copies of which may be obtained, when available, from: Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: (800) 831-9146.

In addition, Extended Stay America, Inc. and ESH Hospitality, Inc. announced that they have entered into a share repurchase agreement with the Selling Stockholders pursuant to which they intend to repurchase 625,000 Paired Shares directly from the Selling Stockholders. The share repurchase will be effected in a private, non-underwritten transaction at a price per share equal to the price paid by the underwriter in the offering. Extended Stay America, Inc. and ESH Hospitality, Inc. expect to fund the share repurchase from cash on hand. The share repurchase is expected to be consummated concurrently with the offering. Although the share repurchase will be conditioned upon, among other things, the closing of the offering, the closing of the offering will not be conditioned upon the closing of the share repurchase. The share repurchase has been approved by the audit committees of Extended Stay America, Inc. and ESH Hospitality, Inc. and is pursuant to, and will count toward, the Company’s existing combined Paired Share repurchase program. Following the closing of the share repurchase, the repurchased Paired Shares will be retired. The timing and method of any future repurchases, which will depend on a variety of factors, including market conditions and the Company’s financial condition, are subject to the discretion of management.

An automatic shelf registration statement relating to these securities was filed on June 5, 2015 with the Securities and Exchange Commission (the “SEC”) and became effective upon such filing. This press release shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, goals, plans, objectives and future events, including the sale of Paired Shares by the Selling Stockholders and the repurchase of Paired Shares by the Company, as such, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to differ from those projected in the forward-looking statements, possibly materially. For a description of factors that may cause the Company’s actual results or performance to differ from any forward-looking statements, please review the information under the headings “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” included in the Company’s combined annual report on Form 10-K filed with the SEC on February 23, 2016 and other documents of the Company on file with or furnished to the SEC. Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, will have the expected consequences to, or effects on, the Company or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by the Company’s forward-looking statements.

About Extended Stay America

Extended Stay America, Inc., the largest owner/operator of company-branded hotels in North America, owns and operates 629 hotels in the U.S. and Canada comprising approximately 69,400 rooms and employs over 8,400 employees at its hotel properties and headquarters. The Company’s core brand, Extended Stay America®, serves the mid-priced extended stay segment.

Contacts

Investors:

Rob Ballew

(980) 345-1546

investorrelations@extendedstay.com

Media:

Terry Atkins

(980) 345-1648

tatkins@extendedstay.com